EXHIBIT 5 - Comments by Auditors on Canada - US Reporting Difference

In the United States, reporting standards for auditors require the addition of an explanatory paragraph following the opinion paragraph to identify circumstances in which accounting changes affect consistency such as the matters described in Note 14 to the consolidated financial statements. Our report to the shareholders dated November 27, 2002 related to the 2002 audit is expressed in accordance with Canadian reporting standards which do not require a reference to such circumstances in the auditors' report when the items are properly accounted for and disclosed in the consolidated financial statements.


/s/ Deloitte & Touche LLP                       /s/ PricewaterhouseCoopers LLP
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Deloitte & Touche LLP                           PricewaterhouseCoopers LLP
Chartered Accountants                           Chartered Accountants
November 27, 2002                               November 27, 2002


In the United States, reporting standards for auditors require the addition of an explanatory paragraph following the opinion paragraph to identify circumstances in which accounting changes affect consistency such as the matters described in Note 28A to the consolidated financial statements. Our report to the shareholders dated November 27, 2002 related to the 2001 and 2000 audits is expressed in accordance with Canadian reporting standards which do not require a reference to such circumstances in the auditors' report when the items are properly accounted for and disclosed in the consolidated financial statements.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chartered Accountants
November 27, 2002